                                                                    EXHIBIT 1



                               OFFER TO PURCHASE
                       LIMITED PARTNERSHIP INTERESTS IN:

                       REAL ESTATE ASSOCIATES LIMITED III

                                      FOR

                                  $75 PER UNIT

Equity Resource Fund XX ("Fund XX"), a Massachusetts Limited Partnership, hereby offers to the limited partners of Real Estate Associates Limited III ("Real Estate III") to purchase up to a total of 550 limited partner units ("Units" or "Interests") at a price of $75 per unit.

The Partnership Interests will be bought on a "first-come, first-buy" basis.

Fund XX is offering to buy these Units for investment purposes and not with a view to their resale. Fund XX is in the business of acquiring fractional investment interests for long-term retention. It is managed by Equity Resources Group, Incorporated ("ERG"), which has, since 1981 through the various investment funds (the "Funds") it manages, acquired fractional interests in over 1,000 partnerships.

Those limited partners who wish to accept the offer of Fund XX should sign the enclosed Assignment Forms and return them in the envelope provided. Payment will be made by Fund XX upon receipt of the properly executed Assignment Forms. ALL TRANSFER COSTS AND FEES WILL BE PAID BY EQUITY RESOURCE FUND XX. The acceptance of an offer cannot be withdrawn.

Fund XX is not affiliated with the General Partner of Real Estate III. However, other Funds managed by ERG currently own Units in Real Estate III and in other partnerships affiliated with it.

The purchase offer of $75/Unit has been determined by Fund XX by applying a discount to its estimate of the net asset value of the Units. Limited partners who choose not to sell their Units may receive either more or less than $75 for each Unit at a future liquidation of the Partnership. Before accepting this offer, each limited partner should consult with his-her accountant due to the potentially adverse tax consequences associated with a sale of the Units.

The date of this offer is February 7, 1997. It will expire on March 7, 1997.

If you have any questions regarding this offer, please call (617) 876-4800.

TO ACCEPT the enclosed offer of $75/Unit, please execute the enclosed Assignment Forms and return them in the enclosed envelope.

             QUESTIONS CONCERNING THIS OFFER SHOULD BE DIRECTED TO
                                  617-876-4800


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              TO ACCEPT THIS OFFER, PLEASE FILL OUT THE ASSIGNMENT
                FORMS IN ACCORDANCE WITH THE INSTRUCTIONS BELOW

                                  INSTRUCTIONS

             PAGE TWO: ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS
                                 PLEASE ENTER:

        (A)  THE NUMBER OF UNITS THAT YOU WISH TO SELL.

        (B)  PRINT FULL REGISTERED NAME OF UNIT HOLDER(S) ("ASSIGNOR(S)") (FOR
EXAMPLE: "MARY SMITH" OR "ANNE & BOB SMITH, JTWROS"). IF UNITS ARE HELD IN PARTNERSHIPS, TRUSTS, RETIREMENT ACCOUNTS OR OTHER ENTITIES, PLEASE INDICATE (FOR EXAMPLE: "ABC CORP. PENSION PLAN, JANE SMITH, CUSTODIAN" OR "JOHN SMITH, TRUSTEE UGMA FBO SARAH SMITH TRUST")

        (C)  MAILING ADDRESS FOR PAYMENT

        (D)  TELEPHONE NUMBER (AND FAX NUMBER IF AVAILABLE)

        (E)  SIGNATURE OF REGISTERED HOLDER(S) OF UNITS ("ASSIGNOR(S)")

        (F)  SOCIAL SECURITY OR TAX ID NUMBER

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        (G)  APPLICABLE ONLY TO CUSTODIANS AND TRUSTEES - PLEASE COMPLETE AND
PROVIDE DOCUMENTS ASSIGNING AUTHORITY (FOR EXAMPLE: CORPORATE RESOLUTIONS OR TRUST AGREEMENTS)

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                       PAGE THREE: POWER OF ATTORNEY FORM
                                 PLEASE ENTER:

        (H) PRINT FULL REGISTERED NAME OF UNIT HOLDER(S) ("ASSIGNOR(S)") AS ON PART (B), PAGE TWO.

        (I) SIGNATURE(S) OF REGISTERED HOLDER(S) OF UNITS ("ASSIGNOR(S)") (AND/OR JOINT HOLDERS, CUSTODIAN(S) OR TRUSTEE(S) WHEN APPLICABLE).

        (J) SIGNATURE GUARANTEE IS NECESSARY ONLY IF SELLING MORE THAN 20 UNITS AND CAN BE OBTAINED BY THE OFFICER OF A NATIONAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A STOCK EXCHANGE.

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            PLEASE MAIL THE SIGNED ASSIGNMENT FORM AND THE POWER OF
             ATTORNEY (PAGES 2 AND 3) IN THE ENVELOPE PROVIDED TO:

                             EQUITY RESOURCES GROUP
                             14 STORY STREET
                             CAMBRIDGE, MA 02138

                  ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS

1.      DEFINED TERMS

        The defined terms used in this Assignment shall, unless the context otherwise requires, have the meanings specified in this Section 1.

        "ASSIGNEE" refers to Equity Resource Fund XX or its designee.

        "EFFECTIVE DATE" refers to the effective date of this Assignment as the date on which seller executes documents.

        "ASSIGNOR/LIMITED PARTNER" refers to the assignor/limited partner identified herein.

        "PARTNERSHIP" refers to REAL ESTATE ASSOCIATES LIMITED III

        "ERG" refers to Equity Resources Group Incorporated, a Massachusetts corporation.

        "PURCHASE PRICE" refers to $75 per unit, net of the Transfer Fee and other specified expenses, payable by Assignee to the Limited Partner for the Units, as set forth herein.

        "UNITS" refers to the number of units of limited partnership interests in the Partnership indicated herein. Each unit is defined as equaling an original subscription amount of $5,000.

2.      ASSIGNMENT OF UNITS

        The Limited Partner hereby irrevocably assigns all of the Limited Partner's right, title, and interest in and to the Units to Assignee, and hereby directs the Partnership to recognize Assignee as a substitute limited partner of the Partnership. In consideration of the assignment of the Units by the Limited Partner to Assignee, Assignee hereby agrees to pay to the Limited Partner the Purchase Price. To be legally binding upon Assignee, this Assignment must be duly executed by the Limited Partner and returned to the Assignee. Additionally, Assignor assigns to the Assignee the Assignor's right to pursue any legal or other action of recovery against any person or entity which might be liable in any way to the Assignor as a result of his purchase and ownership of the limited partnership interest being assigned. Any damages or recoveries resulting from such actions, whether initiated by the Assignee or by other parties will be due and payable to the Assignee.

3.      PROCEDURE FOR PAYMENT FOR THE UNITS

        The Limited Partner and Assignee agree that payment for the Units shall be made as follows. The Limited Partner shall forward this Assignment, duly executed by the Limited Partner, with the Limited Partner's signature guaranteed together with the certificate, if any, representing the Limited Partner's Units, directly to Equity Resources Group, Inc., 14 Story Street, Cambridge, MA 02138. Full payment will be issued upon the acceptance of the Assignee into the Partnership.

4.      LIMITED PARTNER'S REPRESENTATIONS AND WARRANTIES

        The Limited Partner hereby represents and warrants to Assignee and to the Partnership that:

        (I) The Limited Partner has the full right, power, and authority to execute this Assignment and to sell the Units to Assignee;

        (II) The Units are owned by the Limited Partner free and clear of any and all liens, encumbrances, charges, and assessments;

        (III) Upon transfer of the Units to Assignee pursuant to this Assignment, Assignee will, as a result, receive good and marketable title to the Units, free and clear of any and all liens, encumbrances, claims, charges, assessments, and restrictions whatsoever (other than restrictions on transfer imposed by the Partnership Agreement of the Partnership and restrictions on transfer generally imposed on securities under Federal or state securities laws); and

        (IV) In deciding to sell the Units to Assignee, the Limited Partner has not relied upon any representation or warranty made by Assignee or any agent of Assignee with respect to the value of the Units or the income tax consequences of the sale of the Units.

5.      EFFECTIVE DATE OF ASSIGNMENT; ALLOCATION OF DISTRIBUTIONS

        The Limited Partner agrees that from and after the Effective Date, Assignee shall be entitled to all distributions made by the Partnership with respect to the Units, including any distributions attributable to periods or events occurring prior to the Effective Date. This includes any tax benefits (such as losses, credits, or income) which may have accrued, but not been realized, in the year this Assignment is effective. This assignment also includes the rights to any benefits which may accrue as a result of any litigation or settlement which involves this Partnership. Should the Limited Partner receive any distribution by the Partnership from or after the Effective date, the Limited Partner agrees to duly endorse the check or checks representing such distribution payable to the order ERG, and to transmit such check or checks to ERG within two days of its or their receipt by the Limited Partner.

6.      LIMITED PARTNER'S GRANT OF PROXY

        (a) The Limited Partner hereby constitutes and appoints ERG as the proxy of the Limited Partner to exercise all voting and other rights of the Limited Partner pursuant to the Partnership Agreement of the Partnership and applicable law, including, without limitation, (i) the right to attend and vote at meetings of the limited partners of the Partnership in the place and stead of the Limited Partner; (ii) the right to execute consents and waivers and to otherwise act for the Limited Partner with respect to any matter submitted to the limited partners of the Partnership for approval or consent; (iii) the right to inspect the books and records of the Partnership pursuant to the Partnership Agreement of the Partnership or otherwise in the place and stead of the Limited Partner; and (iv) the right to request an accounting of the affairs of the Partnership in the place and stead of the Limited Partner.

        (b) The Limited Partner authorizes ERG, as proxy pursuant to the foregoing, to substitute any other person to act under this proxy, to revoke any such substitution, and to file this proxy and any substitution or revocation with the general partner of the Partnership.

        (c) The proxy granted herein by the Limited Partner to ERG is irrevocable and shall extend for as long as Assignee or its assigns hold the Units.

7.      AGREEMENTS OF ASSIGNEE

        Assignee hereby accepts and adopts each and every provision of the Partnership Agreement of the Partnership and agrees to be bound thereby. Assignee further constitutes and appoints the general partner of the Partnership, with full power of substitution, its true and lawful attorney, for it and in its name, place and stead, to make execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the general partner of the Partnership to carry out fully the provisions of the Partnership Agreement, including, without limitation, an amendment or amendments to the Partnership Agreement or Certificate of Limited Partnership of the Partnership for the purpose of admitting Assignee as a limited partner to the Partnership.

8.      ASSIGNEE'S REPRESENTATIONS AND WARRANTIES

        Assignee hereby represents and warrants to the Partnership and to the Limited Partner that:

        (I) Assignee has the full right, power, and authority to execute this Assignment;

        (II) Assignee has no need for liquidity with respect to its investment in the Units; and

        (III) Assignee has a net worth (excluding from the computation thereof homes, home furnishings, and personal automobiles) of in excess of $200,000.

9.      INDEMNIFICATION

        The Limited Partner agrees to indemnify and hold Assignee and the Partnership harmless from and against, and to reimburse Assignee and/or the Partnership on demand for, any damage, loss, cost, or expense (including attorneys' fees and costs of Investigation incurred in defending against and/or settling such damage, loss, cost or expense) reasonably incurred by Assignee and/or the Partnership arising out of or in connection with any misrepresentation, breach of warranty, or failure to perform or violation of any agreement or covenant on the part of the Limited Partner under this Assignment.

10.     MISCELLANEOUS

        (a) Limited Partner More Than One Person. If the Limited Partner is more than one person, then and in such event, the obligations of the Limited Partner under this Assignment shall be joint and several and the representations, warranties, and covenants herein contained shall be deemed to be made by and binding upon each such person and his heirs, executors, administrators, successors, and assigns.

        (b) Further Assurances. Each of the Parties hereto agrees to promptly execute and deliver any and all further agreements, documents, or instruments necessary to effectuate this Assignment and the transaction referred to herein or reasonable requested by the other party to perfect or evidence its or his rights hereunder.

        (c) Commissions and Taxes. The Limited Partner shall be solely responsible for the payment of any brokerage commissions asserted to be due as a result of the transfer of Units made by this Assignment by any broker claiming to represent or act for the Limited Partner. The Limited Partner shall also pay any Federal, state, or local income, sales, or transfer tax that is assessed or asserted to be due from any party hereto on account of the transfer of the Units made by this Assignment.

        (d) Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement shall survive the transfer of the Units made by this Assignment and the payment of the consideration therefore.

        (e) Attorneys' Fees; Venue of Actions. Should either party hereto commence any proceeding to enforce the provisions of this Assignment, then and in such event, the prevailing party in any such proceeding or action shall be entitled to reimbursement of its or his costs, including attorney's fees, incurred in the investigation and prosecution of such proceeding or action. The parties agree that the proper venue for any such action shall be in the County of Middlesex, Commonwealth of Massachusetts, and the Limited Partner hereby consents to the jurisdiction over the Limited Partner by the state and Federal courts of or in the Commonwealth of Massachusetts, County of Middlesex in connection with any proceeding or action brought under this Assignment.

        (f) Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction.

        IN WITNESS WHEREOF, ERG and the Limited Partners have executed this Assignment as of the Effective Date.

(A)  NUMBER OF UNITS OWNED:                     NUMBER OF UNITS TO BE TRANSFERRED -ALL-
                            -------------------                                   -----

(B)
     ----------------------------------------------------------------------------------
Assignor(s) (Full Registered Name of Unit Holder(s))

(C)  Mailing Address:

                                                        (F)
----------------------------------------------               -----------------------------------
Street                                                  Social Security/Taxpayer No. of Assignor

----------------------------------------------          ----------------------------------------
City            State                   Zip             Security/Taxpayer No. of Joint Assignor


(D)
     -----------------------------------------
Telephone Number (And Fax Number if Available)

(E)
     -----------------------------------------          ----------------------------------------
Signature of Assignor                                   Signature of Joint Assignor or
                                                        Custodian/Trustee

Date                               , 199                Date                         , 199
     ------------------------------     ------               ------------------------     ------

Limited Partner's Signature Guarantee                   Jnt Assignor's or Custodian/
                                                        Trustee Signature Guarantee




(G)  CUSTODIAN(S) OR TRUSTEE(S) INFORMATION

----------------------------------------------
Name of Custodian(s) or Trustee(s)

----------------------------------------------
Address

----------------------------------------------
City, State, Zip

----------------------------------------------
Telephone #

----------------------------------------------          ----------------------------------------
Account Number                                          for EQUITY RESOURCES GROUP


                               POWER OF ATTORNEY

In conjunction with the Assignor's (seller's) Assignment of Limited Partnership Interests dated as of event date herewith, Seller irrevocably constitutes and appoints James E. Brooks, Mark S. Thompson, and Eggert Dagbjartsson, or any of them, to be Seller's true and lawful special attorneys-in-fact, with full power of substitution to exercise in the name, place and stead of Seller any and all rights, interests, powers, and duties with respect to or arising out of the Seller's limited partnership interest in:

REAL ESTATE ASSOCIATES LIMITED III (the "Partnership or Units"),

which Units have been assigned to EQUITY RESOURCE FUND XX (Fund XX), pursuant to the Assignment of Limited Partnership Interests. This Power of Attorney shall include without limitation, (1) the right to execute on behalf of Seller, all assignments, certificates, documents and instruments that may be required for the purpose of transferring the units owned by Seller, (2) the right to require or receive any information or report with respect to the partnerships' books and records, (3) the right to endorse and cash any check made payable by the partnership to Seller on or after the date hereof, and (4) the right, if the Units are held in an IRA, pension, or brokerage account, to contact the Seller's custodian and direct him to facilitate in the transfer of the Units from the Seller to Equity Resource Fund XX. This Power of Attorney is part of and hereby incorporated in the application for transfer. This Power of Attorney shall not be affected by the subsequent mental disability of the undersigned, as principal, and Equity Resources Group, Inc. shall not be required to post bond in any nature in connection with this Power of Attorney. This Power of Attorney shall also serve as a Letter of Authorization directing the Assignor's custodian(s) and trustee(s) to sign any documents necessary to facilitate the transfer of the units being assigned in conjunction with this Power of Attorney as required by the herein named attorneys-in-fact.



----------------------------------------------          -------------------------------------------
(H) PRINT Assignor (Registered Name)                    PRINT Joint Assignor or Custodian/Trustee


----------------------------------------------          -------------------------------------------
(I) SIGNATURE of Assignor                               SIGNATURE Jnt Assignor or Custodian/Trustee


Date                              , 199                 Date                             , 199
     -----------------------------     -------               ----------------------------     -----

(J)  Signature Guarantee                                Signature Guarantee



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



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